Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND QUARTER

2026 FINANCIAL RESULTS

Frisco, Texas (August 3, 2026) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the second quarter and six months ended June 30, 2026.

Second Quarter 2026 Highlights:

●	Net Service Revenues Increase 8.0% to $377.4 Million
●	Net Income of $27.6 Million, or $1.49 per Diluted Share
●	Adjusted Net Income per Diluted Share Increases 16.1% year-over-year to $1.73
●	Adjusted EBITDA Increases 11.9% year-over-year to $49.2 Million
●	Cash Flow from Operations of $40.0 Million

Overview

Net service revenues were $377.4 million for the second quarter of 2026, an 8.0% increase compared with $349.4 million for the second quarter of 2025. Net income was $27.6 million for the second quarter of 2026 compared with $22.1 million for the second quarter of 2025, while net income per diluted share was $1.49 compared with $1.20 for the same period a year ago. Adjusted EBITDA increased 11.9% to $49.2 million for the second quarter of 2026 from $43.9 million for the second quarter of 2025. Adjusted net income was $32.0 million for the second quarter of 2026 compared with $27.3 million for the prior-year period, while adjusted net income per diluted share was $1.73 compared with $1.49 for the second quarter of 2025. Adjusted net income per diluted share for the second quarter of 2026 excludes acquisition expenses of $0.06, stock-based compensation expense of $0.17, and restructure and other non-recurring costs of $0.01. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first six months of 2026, net service revenues increased 7.8% to $741.0 million from $687.2 million for the prior-year period. Net income was $52.7 million for the first six months of 2026 compared with $43.3 million for the same period in 2025, and net income per diluted share was $2.85 compared with $2.36 per diluted share. Adjusted EBITDA increased 10.9% to $93.7 million for the first six months of 2026 from $84.5 million for the first six months of 2025. Adjusted net income was $62.1 million for the first six months of 2026 compared with $53.3 million for the first six months of 2025, while adjusted net income per diluted share was $3.35 compared with $2.91 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “We are extremely pleased with the strong financial and operational performance delivered in the second quarter of 2026. Revenues grew by 8.0%, driven by solid organic growth and disciplined execution across our service lines. Our focus on cost management, operational efficiency, and leverage reduction translated into an 11.9% improvement in adjusted EBITDA and a 25.2% increase in net income over the second quarter last year. These results reflect the continued demand for high-quality cost-effective home care services and our ability to drive profitable growth.

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

“Our personal care business experienced continued momentum with a 6.8% organic revenue increase over the second quarter last year and accounted for 78.4% of revenues. This improvement reflects higher volumes, as well as two months of operations from HomeCourt Home Care, which we acquired on May 1, 2026. We also continue to benefit from rate increases implemented in two key states, including a 9.9% increase in Texas late last year and a 3.9% increase in Illinois in January, with our strong value proposition as a cost-effective provider continuing to be recognized by our state partners.

“Our hospice care business contributed strong growth with organic revenue up 11.1% over the same period last year and accounted for 17.0% of our revenue for the second quarter. This consistent growth was driven by year-over-year improvements in average daily census and revenue per patient day. Our home health business represented 4.6% of revenue for the second quarter, and we are pleased to see more favorable admission and volume trends. We continue to believe home health provides important complementary capabilities to our personal care and hospice segments, allowing us to continue offering all three levels of care and ensuring more patients in select markets receive the benefit of the full continuum of care,” said Allison.

Cash and Liquidity

As of June 30, 2026, the Company had cash of $99.6 million and bank debt of $64.3 million, with capacity and availability under its revolving credit facility of $650.0 million and $577.8 million, respectively. Net cash provided by operating activities was $40.0 million for the second quarter of 2026.

Allison added, “Our strong performance in the first half of 2026 positions us well moving forward. We generated meaningful operating cash flow and maintained a very strong balance sheet. Our low leverage allows us to invest strategically and continue to pursue targeted acquisitions. We remain disciplined in evaluating both clinical and non-clinical opportunities to enhance market density and geographic reach. By delivering a full continuum of care as we scale, we anticipate acting on meaningful synergies and uncovering further growth opportunities throughout the remainder of 2026.

Looking Ahead

“We are pleased with the trends in our business through the first half of 2026, as we continue to extend our market reach and meet the growing demand for our home-based care services. We are proud of the important work we are doing, with a proven and scalable operating model that supports a vital need for quality, compassionate care for more patients and families in the preferred home setting. We look forward to the continued addition of size and scale via organic growth and pursuit of acquisition opportunities that can increase density and geographic coverage while strengthening relationships in key markets. Importantly, we have the financial flexibility to actively pursue this growth strategy.

"We have a dedicated team of caregivers who support our mission and continue to provide outstanding care across our markets. Together, we remain focused on delivering value to both the communities we serve and our shareholders, and we look forward to the opportunities ahead for Addus in the second half of 2026,” concluded Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and the gain or loss on the sale of assets. The Company defines adjusted EBITDA as earnings before net interest expense, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and the gain or loss on the sale of assets. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and gain or loss on the sale of assets. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

Conference Call

Addus HomeCare will host a conference call on Tuesday, August 4, 2026, at 9:00 a.m. Eastern Time. Joining the call from the Company will be Dirk Allison, Chairman and CEO, Brian Poff, Executive Vice President and CFO, and Heather Dixon, President and COO. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on August 11, 2026, by dialing (855) 669-9658 (international dial-in number is (412) 317-0088) and entering pass code 7054130.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2026, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 62,500 patients and consumers through 264 locations across 24 states. For more information, please visit www.addus.com.

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Net service revenues	$377,417	$349,443	$741,028	$687,151
Cost of service revenues	255,857	235,566	503,595	465,597
Gross profit	121,560	113,877	237,433	221,554
	32.2%	32.6%	32.0%	32.2%
General and administrative expenses	78,493	77,077	156,264	150,297
Depreciation and amortization	4,125	3,913	8,155	7,856
Total operating expenses	82,618	80,990	164,419	158,153

Operating income	38,942	32,887	73,014	63,401

Total interest expense, net	1,158	2,942	2,799	6,458

Income before income taxes	37,784	29,945	70,215	56,943
Income tax expense	10,177	7,893	17,539	13,663

Net income	$27,607	$22,052	$52,676	$43,280

Net income per diluted share:	$1.49	$1.20	$2.85	$2.36

Weighted average number of common shares outstanding:
Diluted	18,473	18,332	18,499	18,340

Cash Flow Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Net cash provided by operating activities	$40,011	$22,529	$92,376	$41,478
Net cash (used in) provided by investing activities	(13,505)	1,695	(15,197)	317
Net cash (used in) financing activities	(30,005)	(30,002)	(59,230)	(49,530)

Net change in cash	(3,499)	(5,778)	17,949	(7,735)
Cash at the beginning of the period	103,065	96,954	81,617	98,911
Cash at the end of the period	$99,566	$91,176	$99,566	$91,176

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2026	2025

Assets

Current assets
Cash	$99,566	$91,176
Accounts receivable, net	145,123	140,098
Prepaid expenses and other current assets	39,461	31,771

Total current assets	284,150	263,045

Property and equipment, net	23,851	24,441

Other assets
Goodwill	1,008,053	969,824
Intangible assets, net	99,398	105,656
Operating lease assets	41,034	45,965
Total other assets	1,148,485	1,121,445

Total assets	$1,456,486	$1,408,931

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$18,038	$15,687
Accrued payroll	76,834	68,441
Accrued expenses	34,923	33,054
Operating lease liabilities - current portion	13,059	12,969
Government stimulus advance	12,383	7,927
Accrued workers compensation	12,911	13,305
Total current liabilities	168,148	151,383

Long-term debt, less current portion, net of debt issuance costs	61,597	169,059
Long-term lease liability, less current portion	34,164	40,223
Deferred tax liabilities, net	44,366	26,287
Other long-term liabilities	54	125
Total long-term liabilities	140,181	235,694

Total liabilities	308,329	387,077

Total stockholders' equity	1,148,157	1,021,854

Total liabilities and stockholders' equity	$1,456,486	$1,408,931

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net Service Revenues by Segment

Personal Care	$295,995	$269,183	$577,089	$527,469
Hospice	64,247	62,212	130,032	123,649
Home Health	17,175	18,048	33,907	36,033
Total Revenue	$377,417	$349,443	$741,028	$687,151

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Personal Care

States served at period end	-	-	24	23
Locations at period end	-	-	202	199
Average billable census - same store	49,955	50,347	49,663	50,303
Average billable census - acquisitions (1)	1,142	-	1,160	82
Average billable census - closed (2)	-	57	-	57
Average billable census total	51,097	50,404	50,823	50,442
Billable hours (in thousands)	11,145	10,558	21,878	20,760
Average billable hours per census per month	72.9	69.8	72.1	68.6
Billable hours per business day	171,469	162,436	169,599	160,927
Revenues per billable hour	$26.55	$25.49	$26.36	$25.41
Organic growth
- Revenue (3)	6.8%	7.4%	6.7%	7.4%

Hospice

Locations served at period end	-	-	40	38
Admissions	3,247	3,260	6,664	6,734
Average daily census (4)	3,964	3,720	3,899	3,618
Average discharge length of stay	100.1	90.6	105.5	94.1
Patient days	360,692	338,505	703,051	654,824
Revenue per patient day	$190.66	$184.92	$191.03	$189.42
Organic growth
- Revenue (3)	11.1%	10.0%	9.4%	9.9%
- Average daily census	6.5%	7.0%	7.6%	5.8%

Home Health

Locations served at period end	-	-	22	23
New Admissions	5,016	4,568	9,710	9,276
Recertifications	2,785	2,833	5,308	5,815
Total Volume	7,801	7,401	15,018	15,091
Visits	88,516	94,692	169,408	189,285
Organic growth
- Revenue (3)	(2.8)%	(6.0)%	(4.7)%	(2.5)%
- New admissions	9.8%	(7.6)%	4.7%	(5.6)%
- Volume	5.4%	(10.0)%	(0.5)%	(7.3)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	50.3%	51.4%	50.0%	51.4%
Managed care organizations	47.1	45.3	47.3	45.3
Private duty	2.2	2.7	2.2	2.7
Commercial	0.4	0.5	0.4	0.5
Other	-%	0.1%	0.1%	0.1%

Hospice

Medicare	93.4%	93.0%	93.9%	92.7%
Commercial	3.0	3.2	2.9	3.5
Managed care organizations	3.0	3.2	2.6	3.3
Other	0.6%	0.6%	0.6%	0.5%

Home Health

Medicare	63.5%	69.4%	62.3%	69.7%
Managed care organizations	25.7	23.6	24.7	22.4
State, local and other governmental programs	7.7	4.4	9.9	5.2
Commercial	2.7	2.2	2.7	2.3
Other	0.4%	0.4%	0.4%	0.4%

(1) The average billable census in acquisitions of 14,355 and 14,361 for the three months and six months ended June 30, 2025, was reclassified to average billable census - same stores for comparability purposes.

(2) The average billable census for closed stores of 57 for the three months and six months ended June 30, 2025 was reclassified to average billable census - closed stores for comparability purposes.

(3) Revenue organic growth reflects the change in year-over-year revenue for the same store base. We define the same store base to include those stores open for at least 52 full weeks. These measures highlight the performance of existing stores, while excluding the impact of one-time adjustments such as ARPA, Medicare cap, or specific situational reserves, as well as acquisitions, new store openings, and closures.

(4) Exited sites would have reduced ADC for the three months ended June 30, 2025, by 2 and the six months ended June 30, 2026, and June 30, 2025, by 7 and 6, respectively.

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$27,607	$22,052	$52,676	$43,280

Interest expense, net	1,158	2,942	2,799	6,458
(Gain) loss on sale of assets	3	(1)	(13)	(8)
Income tax expense	10,177	7,893	17,539	13,663
Depreciation and amortization	4,125	3,913	8,155	7,856
Acquisition expenses	1,467	2,708	2,791	5,660
Stock-based compensation expense	4,389	4,421	9,389	7,591
Restructuring and other non-recurring costs	241	-	345	-
Adjusted EBITDA	$49,167	$43,928	$93,681	$84,500

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$27,607	$22,052	$52,676	$43,280

(Gain) on sale of assets	3	(1)	(13)	(8)
Acquisition expenses	1,467	2,708	2,791	5,660
Stock-based compensation expense	4,389	4,421	9,389	7,591
Restructuring and other non-recurring costs	241	-	345	-
Tax Effect	(1,670)	(1,872)	(3,125)	(3,178)
Adjusted Net Income	$32,037	$27,308	$62,063	$53,345

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.49	$1.20	$2.85	$2.36

Acquisition expenses per diluted share	0.06	0.11	0.11	0.23
Stock-based compensation expense per diluted share	0.17	0.18	0.38	0.32
Restructuring and other non-recurring costs per diluted share	0.01	-	0.01	-

Adjusted net income per diluted share	$1.73	$1.49	$3.35	$2.91

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$377,417	$349,443	$741,028	$687,151

Revenues associated with the closure of certain sites	(3)	(1,086)	(113)	(2,152)

Adjusted net service revenues	$377,414	$348,357	$740,915	$684,999

-MORE-

ADUS Announces Second Quarter 2026 Financial Results

August 3, 2026

Footnotes:

(1) We define Adjusted EBITDA as earnings before net interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs and gain or loss on the sale of assets. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.  Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDA is useful to investors, management and others in evaluating the Company's operating performance, to provide investors with insight and consistency in the Company's financial reporting and to present a basis for comparison of the Company's business among periods, and to facilitate comparison with results of the Company's peers.  Additionally, we believe that Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of other public companies.  The financial results presented in accordance with U.S GAAP and a reconciliation of this non-GAAP measure included within our Annual Report on Form 10-K should be carefully evaluated.

(2) We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructuring and other non-recurring costs, and gain on the sale of assets. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3) We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructuring and other non-recurring costs, and gain on the sale of assets. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4) We define Adjusted net service revenues as revenue adjusted for the closure of certain sites.  Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

-END-